

BACM 2005-2
LOANS BACKING A-3

                                                           230,902,500.00
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    NUM     NAME                                              BEG BAL            BEG RT        INT CAL
-------------------------------------------------------------------------------------------------------------

   58470    Phoenix Plaza I & II                            77,000,000.00       4.588000%      Act/360
   58623    American Express Building -- MN                 56,050,000.00       4.267500%      30/360
   58589    Capital Plaza Retail Center                      4,108,500.00       4.366000%      30/360
   58625    American Express Building--ON                   25,380,000.00       4.297500%      30/360
   58626    American Express Building--UT                   30,149,000.00       4.297500%      30/360
   58852    Edward's Multiplex-Fresno                       19,730,000.00       4.818000%      30/360
   58941    Gateway Tower                                   10,200,000.00       5.197000%      Act/360
   58846    Cuyahoga Falls Market Center                     8,285,000.00       4.668000%      30/360

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    NUM     NAME                                 MAT TRM (ORIG)       AM TRM (ORIG)    AGE     IO TRM (ORIG)      REMAINING TERM
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   58470    Phoenix Plaza I & II                       60                   0           8           60                  52
   58623    American Express Building -- MN            60                   0           5           60                  55
   58589    Capital Plaza Retail Center                60                   0           5           60                  55
   58625    American Express Building--ON              61                   0           4           61                  57
   58626    American Express Building--UT              60                   0           2           60                  58
   58852    Edward's Multiplex-Fresno                  60                   0           0           60                  60
   58941    Gateway Tower                              60                   0           0           60                  60
   58846    Cuyahoga Falls Market Center               60                   0           0           60                  60


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